EXHIBIT 32.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350
     In connection with the Quarterly Report on Form 10-Q of Critical Therapeutics, Inc. (the “Company”) for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Trevor Phillips, Ph.D, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 11, 2008

/s/ Trevor Phillips
Trevor Phillips, Ph.D
President and Chief Executive Officer
(Principal Executive Officer)